Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

     The undersigned, who are the chief executive officer and the chief financial officer of GrandSouth Bancorporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 4, 2005

                             /s/ Mason Y. Garrett
                             ------------------------------------------------
                             Mason Y. Garrett
                             Chief Executive Officer


                             /s/ J. B. Garrett
                             ------------------------------------------------
                             J. B. Garrett
                             Chief Financial Officer